News Release
For Immediate Release

Contact:  Dan Chila, EVP, Chief Financial Officer (856) 691-7700

Sun Bancorp Reports Six-Month Net Income Up 20.5%:
             Second Quarter Net Income Advances 29.6%

Our mission is uncompromising…
          …to be the Premier Community Bank in every community we serve

VINELAND, NJ, July 16, 2007 – Sun Bancorp, Inc. (NASDAQ: SNBC) today reported net income of $4.9 million, or $.22 per share, up 29.6% for the quarter ended June 30, 2007, compared to net income of $3.8 million, or $.17 per share, for the second quarter 2006. The current quarter includes net charges of approximately $751,000 (pre-tax), or $.02 per share. The charges represent approximately $541,000 of write-off of unamortized issuance costs of redeemed Sun Trust III trust preferred securities, an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment and $86,000 of severance related expenses.  The prior year comparable quarter included severance related expenses of $400,000 (pre-tax), or $.01 per share.
For the six months ended June 30, 2007, the Company reported net income of $9.6 million, or $.42 per share, compared to $8.0 million, or $.36 per share, in the prior period – an increase of 20.5%. Net income for the first half of 2007 includes net charges of approximately $1.6 million (pre-tax), or $.05 per share. The charges were a result of $2.4 million of severance related expenses, the $541,000 write-off of unamortized issuance costs of redeemed Sun Trust III trust preferred securities, and an early extinguishment of debt charge of $124,000 for an FHLB borrowing prepayment, offset by a net gain of $1.4 million realized in the first quarter from the sale of branches. The prior year comparable period included severance related expenses of $400,000 (pre-tax), or $.01 per share.

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Sun Bancorp 2Q 2007 – page two
“We made encouraging progress during the recent quarter and first half. The margin held up well, net income improved, non-interest income growth was quite favorable, and we managed expenses down,” said Sidney R. Brown, acting president and chief executive officer of Sun Bancorp, Inc. “Loan production was consistent and the pipeline remained strong throughout the period, although prepayments primarily on real estate-related loans had an impact. Deposit growth continues to be steady. We are still targeting a lower efficiency ratio as we move into the second half of the year.”
The following is an overview of the key financial highlights for the quarter:
•	Total assets were $3.325 billion at June 30, 2007, compared to $3.212 billion at June 30, 2006 and $3.327 billion at March 31, 2007.
•
Total loans before allowance for loan losses were $2.447 billion at June 30, 2007, an increase of $152.0 million, or 6.6%, over total loans at June 30, 2006. Linked quarter loan growth normalized for prepayments of about $43.0 million during the quarter approximated 3.1%.

•
Credit quality trends remain stable. Total non-performing assets of $16.5 million at June 30, 2007, or .67%, of total loans and real estate owned, compares to $15.3 million, or .63%, at March 31, 2007, and $15.2 million, or .64%, at December 31, 2006.

•	Total deposits were $2.726 billion at June 30, 2007, an increase of $139.7 million, or 5.4%, over deposits at June 30, 2006, and an increase of $31.4 million, or 1.2%, over the linked first quarter.
•
Net interest income (tax-equivalent basis) of $23.9 million for the quarter compares to $25.3 million for the comparable prior year period and $24.7 million for the linked first quarter. The net interest margin reported of 3.19% for the quarter and 3.26% for the six months ended June 30, 2007 are normalized at 3.26% and 3.30% respectively, to reflect the $541,000 write-off of unamortized issuance costs of redeemed trust preferred securities. Normalized net interest margin for the quarter of 3.26% compares to 3.48% for the comparable prior year period and 3.34% for the linked quarter. The margin decrease continues to reflect the increased costs of interest-bearing deposits attributable to the Company’s deposit pricing strategy in support of the retail transformation initiative which began in the third quarter 2006.

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Sun Bancorp 2Q 2007 – page three
•
Total operating non-interest income for the quarter of $6.3 million increased $1.2 million, or 24.2%, over the comparable prior year period and increased 12.9% over the linked quarter. The primary increase year-over-year was attributable to increases in service charges on deposit accounts of $930,000, or 35.5%. The linked quarter increase reflects an increase of $423,000, or 13.5%, in service charges on deposit accounts and an increase in net gain on derivative instruments of $291,000.

•
Total operating non-interest expenses for the quarter of $21.8 million decreased $1.4 million, or 6.2%, over the comparable prior year period and increased $554,000, or 2.6%, over the linked quarter. The linked quarter increase in operating non-interest expenses primarily represents increased FDIC insurance expense and professional fees. The Company continues to focus on its profitability enhancement initiatives with particular emphasis on expense savings. The efficiency ratio, excluding non-operating income and non-operating expenses, was 71.77% compared to 77.00% for the comparable prior year period, and 71.07% for the linked first quarter of 2007.

The Company will hold its regular quarterly conference call on Tuesday, July 17, 2007 at 1:30 p.m. (ET). The call will be Webcast live via the Sun Bancorp Web site.
Participants may call 1-800-391-2548 and give the verbal password: vi53385. The conference call also will be Web cast live through the Sun Bancorp Web site at www.sunnb.com. Participants are advised to call in or log on 10 minutes ahead of the scheduled start of the call. An Internet-based replay will be available at the Web site for 48 hours following the call.
Sun Bancorp, Inc. is a multi-state bank holding company headquartered in Vineland, New Jersey. Its primary subsidiary is Sun National Bank, serving customers through more than 70 branch locations in Southern and Central New Jersey and New Castle County, Delaware. The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.
The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.
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SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Profitability for the period:
Net interest income	$23,550	$25,113	$47,883	$49,534
Provision for loan losses	950	875	1,700	1,500
Non-interest income	6,305	5,070	13,322	9,466
Non-interest expense	22,018	23,641	45,589	45,914
Income before income taxes	6,887	5,667	13,916	11,586
Net income	$4,912	$3,790	$9,597	$7,963

Financial ratios:
Return on average assets (1)	0.59%	0.47%	0.58%	0.49%
Return on average equity (1)	5.56%	4.66%	5.50%	4.99%
Return on average tangible equity (1),(2)	9.88%	9.17%	9.90%	9.77%
Net interest margin (1)	3.19%	3.48%	3.26%	3.44%
Efficiency ratio	73.75%	78.33%	74.49%	77.82%
Efficiency ratio, excluding non-operating income and non-operating expense (3)	71.77%	77.00%	71.42%	77.12%

Earnings per common share (4):
Basic	$0.23	$0.18	$0.44	$0.38
Diluted	$0.22	$0.17	$0.42	$0.36

Average equity to average assets	10.57%	10.01%	10.51%	9.85%

	June 30,		December 31,
	2007	2006	2006
At period-end:
Total assets	$3,324,633	$3,212,134	$3,325,563
Total deposits	2,725,747	2,586,034	2,667,997
Loans receivable, net of allowance for loan losses	2,421,182	2,270,596	2,339,584
Investments	501,694	548,726	525,122
Borrowings	115,932	174,379	160,622
Junior subordinated debentures	97,941	108,250	108,250
Shareholders’ equity	355,758	327,669	342,227

Credit quality and capital ratios:
Allowance for loan losses to gross loans	1.07%	1.08%	1.08%
Non-performing assets to gross loans and real estate owned	0.67%	0.54%	0.64%
Allowance for loan losses to non-performing loans	169.98%	210.08%	175.50%

Total capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	11.71%	11.59%	11.89%
Sun National Bank	10.66%	10.35%	10.57%
Tier 1 capital (to risk-weighted assets) (5)
Sun Bancorp, Inc.	10.75%	10.63%	10.91%
Sun National Bank	9.70%	9.38%	9.59%
Leverage ratio (5)
Sun Bancorp, Inc.	9.46%	9.10%	9.40%
Sun National Bank	8.54%	8.04%	8.28%

Book value	$16.21	$15.29	$15.89
Tangible book value	$9.21	$7.86	$8.62

(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expenses, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income.  Net interest income for the three and six months ended June 30, 2007 excludes a write-off of $541,000 of unamortized costs on redeemed trust preferred securities.   Non-interest expense for the three and six months ended June 30, 2007 excludes $86,000 and $2.4 million, respectively, of severance related expenses as compared to $400,000 for the same periods in 2006.  In addition, non-interest expense for the three and six months ended June 30, 2007 excludes $124,000 as a result of early extinguishment of FHLB borrowing. Non-interest income for the three and six months ended June 30, 2007 excludes a net gain of $1.4 million from the sale of branches.

(4) Data is adjusted for a 5% stock dividend declared in April 2007.
(5) June 30, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)
(Dollars in thousands, except par value)
	June 30,	December 31,
	2007	2006
ASSETS
Cash and due from banks	$80,862	$74,991
Interest-earning bank balances	3,555	48,066
Federal funds sold	15,950	47,043
Cash and cash equivalents	100,367	170,100
Investment securities available for sale (amortized cost - $470,770 and $488,007 at June 30, 2007 and December 31, 2006, respectively)	463,883	481,952
Investment securities held to maturity (estimated fair value - $20,940 and $24,846 at June 30, 2007 and December 31, 2006, respectively)	21,562	25,441
Loans receivable (net of allowance for loan losses - $26,079 and $25,658 at June 30, 2007 and December 31, 2006, respectively)	2,421,182	2,339,584
Restricted equity investments	16,249	17,729
Bank properties and equipment, net	43,574	42,292
Real estate owned, net	1,165	600
Accrued interest receivable	18,026	17,419
Goodwill	127,936	128,117
Intangible assets, net	25,833	28,570
Deferred taxes, net	4,592	3,939
Bank owned life insurance	65,122	57,370
Other assets	15,142	12,450
Total assets	$3,324,633	$3,325,563

LIABILITIES & SHAREHOLDERS’ EQUITY
LIABILITIES
Deposits	$2,725,747	$2,667,997
Advances from the Federal Home Loan Bank (FHLB)	66,029	103,560
Securities sold under agreements to repurchase - customers	44,612	51,740
Obligation under capital lease	5,291	5,322
Junior subordinated debentures	97,941	108,250
Other liabilities	29,255	46,467
Total liabilities	2,968,875	2,983,336

SHAREHOLDERS’ EQUITY
Preferred stock, $1 par value, 1,000,000 shares authorized, none issued	-	-
Common stock, $1 par value, 50,000,000 shares authorized, 21,942,691 and 20,507,549 issued at June 30, 2007 and December 31, 2006, respectively	21,943	20,508
Additional paid-in capital	327,709	304,857
Retained earnings	10,583	20,794
Accumulated other comprehensive loss	(4,477)	(3,932)
Total shareholders’ equity	355,758	342,227
Total liabilities and shareholders’ equity	$3,324,633	$3,325,563

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
(Dollars in thousands, except per share data)
	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
INTEREST INCOME
Interest and fees on loans	$43,403	$39,714	$86,514	$76,309
Interest on taxable investment securities	4,500	5,015	9,034	10,592
Interest on non-taxable investment securities	733	341	1,391	597
Dividends on restricted equity investments	281	262	547	576
Interest on federal funds sold	741	232	1,263	512
Total interest income	49,658	45,564	98,749	88,586
INTEREST EXPENSE
Interest on deposits	22,077	15,964	42,911	29,611
Interest on borrowed funds	1,558	2,377	3,329	5,421
Interest on junior subordinated debentures	2,473	2,110	4,626	4,020
Total interest expense	26,108	20,451	50,866	39,052
Net interest income	23,550	25,113	47,883	49,534
PROVISION FOR LOAN LOSSES	950	875	1,700	1,500
Net interest income after provision for loan losses	22,600	24,238	46,183	48,034
NON-INTEREST INCOME
Service charges on deposit accounts	3,552	2,622	6,681	4,746
Other service charges	75	80	147	158
Net gain on sale of branches	-	-	1,443	-
Net gain on sale of bank property & equipment	12	-	12	-
Net loss on sale of investment securities	(2)	-	(2)	(20)
Net gain on sale of loans	447	160	955	444
Net gain on derivative instruments	525	458	759	824
Other	1,696	1,750	3,327	3,314
Total non-interest income	6,305	5,070	13,322	9,466
NON-INTEREST EXPENSE
Salaries and employee benefits	11,023	12,110	23,612	23,587
Occupancy expense	2,717	2,849	5,729	5,793
Equipment expense	1,829	2,084	3,780	4,011
Amortization of intangible expenses	1,178	1,193	2,360	2,381
Data processing expense	1,100	1,103	2,108	2,162
Advertising expense	509	550	982	973
Other	3,662	3,752	7,018	7,007
Total non-interest expense	22,018	23,641	45,589	45,914
INCOME BEFORE INCOME TAXES	6,887	5,667	13,916	11,586
INCOME TAXES	1,975	1,877	4,319	3,623
NET INCOME	$4,912	$3,790	$9,597	$7,963

Basic earnings per share	$0.23	$0.18	$0.44	$0.38
Diluted earnings per share	$0.22	$0.17	$0.42	$0.36

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands)
	2007	2007	2006	2006	2006
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Loans:
Commercial and industrial	$1,985,584	$1,972,491	$1,925,103	$1,927,964	$1,898,976
Home equity	245,283	234,982	232,321	222,473	206,642
Second mortgage	79,120	76,449	77,337	78,251	77,802
Residential real estate	47,101	38,798	38,418	33,460	27,509
Other	90,173	91,774	92,063	88,896	84,347
Total gross loans	2,447,261	2,414,494	2,365,242	2,351,044	2,295,276
Allowance for loan losses	(26,079)	(26,027)	(25,658)	(25,785)	(24,680)
Net loans	2,421,182	2,388,467	2,339,584	2,325,259	2,270,596
Goodwill	127,936	127,936	128,117	128,351	128,352
Intangible assets, net	25,833	27,011	28,570	29,762	30,955
Total assets	3,324,633	3,326,681	3,325,563	3,264,417	3,212,134
Total deposits	2,725,747	2,694,304	2,667,997	2,636,954	2,586,034
Advances from the Federal Home Loan Bank (FHLB)	66,029	100,481	103,560	108,889	114,163
Federal funds purchased	-	1,500	-	-	-
Securities sold under agreements to repurchase – FHLB	-	-	-	-	15,000
Securities sold under agreements to repurchase – customers	44,612	42,511	51,740	51,423	39,864
Obligation under capital lease	5,291	5,307	5,322	5,337	5,352
Junior subordinated debentures	97,941	108,250	108,250	108,250	108,250
Total shareholders’ equity	355,758	348,595	342,227	335,849	327,669
Quarterly average balance sheet:
Loans:
Commercial and industrial	$1,978,175	$1,956,190	$1,937,580	$1,902,279	$1,868,587
Home equity	240,150	233,837	229,002	213,888	194,103
Second mortgage	77,442	76,167	77,593	77,500	75,059
Residential real estate	39,193	37,710	35,323	27,443	28,784
Other	91,578	92,705	90,358	87,071	86,047
Total gross loans	2,426,538	2,396,609	2,369,856	2,308,181	2,252,580
Securities and other interest-earning assets	577,669	560,574	578,983	570,366	657,636
Total interest-earning assets	3,004,207	2,957,183	2,948,839	2,878,547	2,910,216
Total assets	3,341,506	3,302,913	3,288,123	3,216,807	3,250,206
Non-interest-bearing demand deposits	458,851	458,201	480,339	498,416	503,081
Total deposits	2,724,554	2,664,668	2,648,713	2,580,973	2,599,596
Total interest-bearing liabilities	2,501,896	2,466,678	2,445,320	2,370,114	2,407,521
Total shareholders' equity	353,280	344,717	339,839	331,282	325,346

Capital and credit quality measures:
Total Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	11.71%	11.98%	11.89%	11.87%	11.59%
Sun National Bank	10.66%	10.63%	10.57%	10.59%	10.35%
Tier I Capital (to Risk-Weighted Assets)(1):
Sun Bancorp, Inc.	10.75%	11.00%	10.91%	10.87%	10.63%
Sun National Bank	9.70%	9.65%	9.59%	9.58%	9.38%
Leverage Ratio(1):
Sun Bancorp, Inc.	9.46%	9.57%	9.40%	9.41%	9.10%
Sun National Bank	8.54%	8.40%	8.28%	8.31%	8.04%

Average equity to average assets	10.57%	10.44%	10.34%	10.30%	10.01%
Allowance for loan losses to total gross loans	1.07%	1.08%	1.08%	1.10%	1.08%
Non-performing assets to total gross loans and real estate owned	0.67%	0.63%	0.64%	0.63%	0.54%
Allowance for loan losses to non-performing loans	169.98%	177.14%	175.50%	182.37%	210.08%

Other data:
Net charge-offs	$(898)	$(381)	$(1,117)	$(212)	$(643)
Non-performing assets:
Non-accrual loans	$14,505	$14,147	$14,322	$14,073	$11,447
Loans past due 90 days and accruing	837	546	298	66	301
Real estate owned, net	1,165	600	600	600	669
Total non-performing assets	$16,507	$15,293	$15,220	$14,739	$12,417
(1) June 30, 2007 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (unaudited)
(Dollars in thousands, except per share data)
	2007	2007	2006	2006	2006
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$50,049	$49,441	$48,807	$47,069	$45,747
Interest expense	26,108	24,758	23,991	21,829	20,451
Tax-equivalent net interest income	23,941	24,683	24,816	25,240	25,296
Tax-equivalent adjustment	391	350	271	241	183
Provision for loan losses	950	750	990	1,317	875
Non-interest income, excluding net loss on sale of investment securities, net gain on sale of branches and net gain (loss) on sale or disposal of bank property and equipment	6,295	5,574	5,343	5,268	5,070
Net loss on sale of investment securities	(2)	-	(1)	-	-
Net gain on sale of branches	-	1,443	-	-	-
Net gain (loss) on sale or disposal of bank property & equipment	12	-	(330)	-	-
Non-interest expense, excluding amortization of intangible assets	20,840	22,389	20,696	20,397	22,448
Amortization of intangible assets	1,178	1,182	1,193	1,193	1,193
Income before income taxes	6,887	7,029	6,678	7,360	5,667
Income tax expense	1,975	2,344	2,224	2,503	1,877
Net income	$4,912	$4,685	$4,454	$4,857	$3,790
Financial ratios:
Return on average assets(1)	0.59%	0.57%	0.54%	0.60%	0.47%
Return on average equity(1)	5.56%	5.44%	5.24%	5.86%	4.66%
Return on average tangible equity(1),(2)	9.88%	9.93%	9.78%	11.27%	9.17%
Net interest margin(1)	3.19%	3.34%	3.37%	3.51%	3.48%
Efficiency ratio	73.75%	75.19%	74.06%	71.33%	78.33%
Efficiency ratio, excluding non-operating income and non-operating expense	71.77%	71.07%	70.78%	71.00%	77.00%
Per share date:
Earnings per common share(3):
Basic	$0.23	$0.22	$0.21	$0.23	$0.18
Diluted	$0.22	$0.21	$0.20	$0.22	$0.17
Book value	$16.21	$16.16	$15.89	$15.64	$15.29
Tangible book value	$9.21	$8.98	$8.62	$8.27	$7.86
Average basic shares	21,738,367	21,547,912	21,504,499	21,452,781	21,380,072
Average diluted shares	22,670,769	22,596,591	22,602,237	22,468,503	22,374,387
Operating non-interest income:
Service charges on deposit accounts	$3,552	$3,129	$3,183	$3,188	$2,622
Other service charges	75	72	73	80	80
Net gain on sale of loans	447	508	463	220	160
Net gain on derivative instruments	525	234	200	154	458
Other	1,696	1,631	1,424	1,626	1,750
Total operating non-interest income	6,295	5,574	5,343	5,268	5,070
Non-operating income(4):
Net loss on sale of investment securities	(2)	-	(1)	-	-
Net gain on sale of branches	-	1,443	-	-	-
Net gain (loss) on sale or disposal of bank property & equipment	12	-	(330)	-	-
Total non-operating income	10	1,443	(331)	-	-
Total non-interest income	$6,305	$7,017	$5,012	$5,268	$5,070
Operating non-interest expense:
Salaries and employee benefits	$10,937	$10,626	$10,602	$10,550	$11,710
Occupancy expense	2,717	3,012	2,876	2,982	2,849
Equipment expense	1,829	1,951	1,960	1,945	2,084
Amortization of intangible assets	1,178	1,182	1,193	1,193	1,193
Data processing expense	1,100	1,008	895	1,226	1,103
Advertising expense	509	473	407	303	550
Other expenses	3,538	3,002	3,221	3,291	3,752
Total operating non-interest expense	21,808	21,254	21,154	21,490	23,241
Non-operating expense(4):
Lease buy-out expenses and other branch rationalization charges	-	-	495	-	-
Severance and other related expenses	86	2,317	240	100	400
Early extinguishment of borrowings	124	-	-	-	-
Total non-operating expense	210	2,317	735	100	400
Total non-interest expense	$22,018	$23,571	$21,889	$21,590	$23,641

(1) Annualized
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable assets and goodwill.

(3) Earnings per share is computed by dividing net income by weighted average number of shares of common stock outstanding.
(4) Amount consists of items which the Company believes are not a result of normal operations.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30, 2007			For the Three Months Ended June 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,978,175	$35,648	7.21%	$1,868,587	$33,000	7.06%
Home equity	240,150	3,945	6.57	194,103	3,176	6.54
Second mortgage	77,442	1,238	6.39	75,059	1,168	6.22
Residential real estate	39,193	747	7.62	28,784	588	8.17
Other	91,578	1,825	7.97	86,047	1,782	8.28
Total loans receivable	2,426,538	43,403	7.15	2,252,580	39,714	7.05
Investment securities(3)	505,315	5,764	4.56	627,863	5,672	3.61
Interest-earning deposits with banks	16,457	141	3.43	10,970	129	4.70
Federal funds sold	55,897	741	5.30	18,803	232	4.94
Total interest-earning assets	3,004,207	50,049	6.66	2,910,216	45,747	6.29
Cash and due from banks	71,814			79,224
Bank properties and equipment	42,958			43,610
Goodwill and intangible assets, net	154,494			160,002
Other assets	68,033			57,154
Total non-interest-earning assets	337,299			339,990
Total assets	$3,341,506			$3,250,206

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$741,568	5,873	3.17%	$863,264	5,891	2.73%
Savings deposits	467,455	3,508	3.00	343,974	1,284	1.49
Time deposits	1,056,680	12,696	4.81	889,277	8,789	3.95
Total interest-bearing deposit accounts	2,265,703	22,077	3.90	2,096,515	15,964	3.05
Borrowed money:
Federal funds purchased	863	13	6.03	7,967	109	5.47
Securities sold under agreements to repurchase – customers	43,011	498	4.63	39,671	422	4.25
FHLB advances	86,136	950	4.41	149,761	1,748	4.67
Junior subordinated debentures	100,887	2,473	9.81	108,250	2,110	7.80
Obligation under capital lease	5,296	97	7.33	5,357	98	7.32
Total borrowings	236,193	4,031	6.83	311,006	4,487	5.77
Total interest-bearing liabilities	2,501,896	26,108	4.17	2,407,521	20,451	3.40
Non-interest-bearing demand deposits	458,851			503,081
Other liabilities	27,479			14,258
Total non-interest-bearing liabilities	486,330			517,339
Total liabilities	2,988,226			2,924,860
Shareholders’ equity	353,280			325,346
Total liabilities and shareholders’ equity	$3,341,506			$3,250,206

Net interest income		$23,941			$25,296
Interest rate spread(4)			2.49%			2.89%
Net interest margin(5)			3.19%			3.48%
Ratio of average interest-earning assets to average interest-bearing liabilities			120.08%			120.88%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30, 2007			For the Six Months Ended June 30, 2006
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable(1),(2):
Commercial and industrial	$1,967,243	$71,152	7.23%	$1,840,366	$63,594	6.91%
Home equity	237,011	7,770	6.56	182,378	5,919	6.49
Second mortgage	76,808	2,428	6.32	70,766	2,167	6.12
Residential real estate	38,456	1,504	7.82	29,126	1,210	8.31
Other	92,138	3,660	7.94	84,259	3,419	8.12
Total loans receivable	2,411,656	86,514	7.17	2,206,895	76,309	6.92
Investment securities(3)	503,836	11,336	4.50	660,568	11,811	3.58
Interest-earning deposits with banks	17,405	377	4.33	11,667	274	4.70
Federal funds sold	47,928	1,263	5.27	22,250	512	4.60
Total interest-earning assets	2,980,825	99,490	6.68	2,901,380	88,906	6.13
Cash and due from banks	72,228			79,659
Bank properties and equipment	42,681			43,460
Goodwill and intangible assets, net	155,198			155,863
Other assets	71,384			57,718
Total non-interest-earning assets	341,491			336,700
Total assets	$3,322,316			$3,238,080

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$751,258	11,808	3.14%	$872,853	11,236	2.57%
Savings deposits	453,690	6,601	2.91	358,286	2,650	1.48
Time deposits	1,031,301	24,502	4.75	835,738	15,725	3.76
Total interest-bearing deposit accounts	2,236,249	42,911	3.84	2,066,877	29,611	2.87
Borrowed money:
Federal funds purchased	450	13	5.78	6,235	162	5.20
Securities sold under agreements to repurchase – customers	44,163	1,026	4.65	40,938	828	4.05
FHLB advances	93,670	2,096	4.48	178,670	4,104	4.59
Junior subordinated debentures	104,548	4,626	8.85	105,516	4,020	7.62
Obligation under capital lease	5,304	194	7.32	5,378	327	7.30
Total borrowings	248,135	7,955	6.41	336,737	9,441	5.61
Total interest-bearing liabilities	2,484,384	50,866	4.09	2,403,614	39,052	3.25
Non-interest-bearing demand deposits	458,528			499,684
Other liabilities	30,382			15,860
Total non-interest-bearing liabilities	488,910			515,544
Total liabilities	2,973,294			2,919,158
Shareholders’ equity	349,022			318,922
Total liabilities and shareholders’ equity	$3,322,316			$3,238,080

Net interest income		$48,624			$49,854
Interest rate spread(4)			2.59%			2.88%
Net interest margin(5)			3.26%			3.44%
Ratio of average interest-earning assets to average interest-bearing liabilities			119.98%			120.71%

(1) Average balances include non-accrual loans.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3) Interest earned on non-taxable investment securities is shown on a tax equivalent basis assuming a 35% marginal federal tax rate for all periods.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.